Exhibit 99.1

For media:	For investors:
Michelle Linn	Bob Farrell
Linnden Communications	Genocea Biosciences
O: 508-362-3087	O: 617-674-8261
M: 774-696-3803	Bob.Farrell@genocea.com
Michelle@linndencom.com

Genocea Reports Second Quarter 2014 Financial Results

Cambridge, MA, August 6, 2014 — Genocea Biosciences, Inc. (NASDAQ: GNCA), a clinical-stage biopharmaceutical company developing T cell-enabled vaccines and immunotherapies, today reported recent corporate highlights and its financial results for the second quarter ended June 30, 2014.

“We have achieved all of our anticipated milestones in the quarter, most notably the reporting of positive results from our two clinical-stage programs derived from our ATLAS™ platform,” said Chip Clark, president and chief executive officer of Genocea. “We remain on track to advance these programs and to provide a compelling cadence of milestones and data over the next twelve months.”

Recent Business Highlights

GEN-003 immunotherapy for herpes simplex virus-2 (HSV-2)

•                  Announced GEN-003 Phase 1/2a positive top-line 12-month follow-up data in July: Building on the 6-month data from this study, which showed statistically significant reductions from baseline in both the viral shedding rate (up to 52 percent) and the genital lesion rate (up to 65 percent) for the 30 µg dose group, 12-month follow-up data demonstrated a reduction in the genital lesion rate of 42 percent. Additionally, GEN-003 remained safe and well tolerated.

•                  Initiated GEN-003 Phase 2 dose optimization trial in July: Genocea initiated a planned Phase 2 dose optimization trial for GEN-003 in July 2014. The Company will investigate different doses of GEN-003 to confirm the first-in-class results from the Phase 1/2a trial and potentially further improve the magnitude or durability of effect on the viral shedding and genital lesion rates. The Company expects to announce results from this study in mid-2015.

•                  Presented immunogenicity data from the GEN-003 Phase 1/2a clinical trial at the 39th Annual International Herpesvirus Workshop 2014 in July: Immunogenicity data from this trial showed that, at the top-performing 30µg dose group, more than 90 percent of subjects demonstrated vaccine-induced T cell responses which remained significantly elevated even 12 months after treatment.

GEN-004 vaccine for the prevention of pneumococcal infections

•                  Announced positive top-line results from GEN-004 Phase 1 study in June: A Phase 1 study of GEN-004 met its safety, tolerability and immunogenicity goals, including measurable increases in the blood of T helper 17 (TH17) cells, a rare cell type that provides immunity at epithelial and mucosal surfaces. GEN-004 is an investigational vaccine candidate designed to prevent infections from all serotypes of pneumococcus (Streptococcus pneumoniae).

Second Quarter 2014 Financial Results & Financial Guidance

•                  Cash Position: Cash, cash equivalents and marketable securities as of June 30, 2014 were $59.2 million, compared to $65.8 million as of March 31, 2014. Genocea expects that its cash, cash equivalents and marketable securities will be sufficient to fund its operating expenses and capital expenditure requirements until at least the end of 2015.

•                  Research and Development (R&D) Expenses: R&D expenses were $4.6 million in the second quarter of 2014, compared to $4.1 million in the comparable period in 2013. The increase of $0.5 million was attributable to an increase of $0.7 million in R&D personnel costs, including $0.3 million in stock based compensation; an increase of $0.7 million in GEN-003 external costs related to manufacturing and the recently initiated Phase 2 dose optimization trial; offset by a $0.9 million reduction in GEN-004 external costs, primarily related to lower manufacturing spend.

•                  General and Administrative (G&A) Expenses: G&A expenses were $2.4 million in the second quarter of 2014, compared to $0.9 million in the comparable period in 2013. The increase of $1.5 million was primarily due to additional personnel costs in 2014 of $0.5 million, including $0.2 million in stock-based compensation and $1 million in increased costs to support public company operations

•                  Net Loss: Net loss was $7.1 million for the second quarter of 2014, compared to a net loss of $5.0 million for the comparable period in 2013.

Anticipated Upcoming Milestones

GEN-003 immunotherapy for herpes simplex virus-2 (HSV-2)

•                  Presentation of data at the Infectious Disease Society of America’s IDWeek 2014: Genocea will present final data from the GEN-003 Phase 1/2a trial in an oral presentation at IDWeek 2014 in October.

GEN-004 vaccine for the prevention of pneumococcal infections

•                  GEN-004 Phase 2a trial initiation: Genocea plans to initiate a Phase 2a human challenge study in the third quarter of 2014. This study will seek to demonstrate that GEN-004 can reduce colonization by pneumococcus in the nasopharynx of healthy adults. The Company expects to announce results from this study in mid-2015.

•                  Presentation of data at the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) meeting: Genocea will present data from the GEN-004 Phase 1 trial in a poster presentation at ICAAC in September 2014.

Conference Call

Genocea will be hosting a live conference call and webcast today, August 6, 2014, at 9:00 a.m. EDT. The conference call may be accessed by dialing (844) 826-0619 for domestic participants and (315) 625-6883 for international callers (reference conference ID 77088780). A live webcast of the conference call will be available online from the investor relations section of the Company’s website at http://ir.genocea.com. A webcast replay of the conference call will be available on the Genocea website beginning approximately two hours after the event, and will be archived for 30 days.

About Genocea

Genocea is harnessing the power of T cell immunity to develop life-changing vaccines and immunotherapies. T cells are increasingly recognized as a critical element of protective immune responses to a wide range of diseases, but traditional discovery methods have proven unable to identify the targets of such protective immune response. Using ATLAS™, its proprietary technology platform, Genocea identifies these targets to potentially enable the rapid development of medicines to address critical patient needs. Genocea’s pipeline of novel clinical stage T cell-enabled product candidates includes GEN-003 for HSV-2 therapy, GEN-004 to prevent infections caused by pneumococcus, and earlier-stage programs in chlamydia, HSV-2 prophylaxis, malaria and cancer immunotherapy. For more information, please visit the company’s website at www.genocea.com.

Forward Looking Statements

Statements herein relating to future business performance, conditions or strategies and other financial and business matters, including expectations regarding clinical developments, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Genocea cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including Genocea’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; current results may not be predictive of future results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Genocea’s ability to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; the availability of qualified personnel and other factors set forth under “Risk Factors” in Genocea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the Securities and Exchange Commission (the “SEC”). Further information on the factors and risks that could affect Genocea’s business, financial conditions and results of operations is contained in Genocea’s filings with the SEC, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release and Genocea assumes no duty to update forward-looking statements.

GENOCEA BIOSCIENCES, INC.

CONDENSED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30,	December 31,
	2014	2013

Cash, cash equivalents and marketable securities	$59,175	$12,208
Other assets	2,675	3,553
Total assets	$61,850	$15,761

Note payable	$9,826	$9,794
Accounts payable	1,209	2,176
Accrued expenses	1,449	1,418
Other liabilities	331	942
Total liabilities	12,815	14,330
Redeemable convertible preferred stock	—	81,562
Stockholders’ equity (deficit)	49,035	(80,131)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$61,850	$15,761

GENOCEA BIOSCIENCES, INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Grant revenue	$—	$228	$—	$488
Operating expenses:
Research and development	4,551	4,098	8,958	8,079
General and administrative	2,358	879	4,324	1,690
Total operating expenses	6,909	4,977	13,282	9,769
Loss from operations	(6,909)	(4,749)	(13,282)	(9,281)
Other expense, net	(237)	(208)	(1,193)	(340)
Net loss	$(7,146)	$(4,957)	$(14,475)	$(9,621)

Accretion of redeemable convertible preferred stock to redemption value	—	(400)	(180)	(796)
Net loss attributable to common stockholders	$(7,146)	$(5,357)	$(14,655)	$(10,417)
Net loss per share attributable to common stockholders - basic and diluted	$(0.41)	$(18.10)	$(1.08)	$(35.19)
Weighted-average number of common shares used in net loss per share attributable to common stockholders - basic and diluted	17,346	296	13,623	296